UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waiver Agreement

On July 13, 2018, Helios and Matheson Analytics, Inc. (the “Company,” “we,” “our,” or “us”) entered into an amendment (the “Amendment”) to the Waiver Agreement (the “Waiver Agreement”) that it entered into on July 10, 2018 with a holder of the convertible notes (the “Holder”) issued on November 7, 2017 (the “November Notes”), January 23, 2018 (the “January Notes”), and June 26, 2018 (the “June Notes,” and together with the November Notes and January Notes, the “Existing Notes”).

The Amendment revises the Waiver Agreement as follows: (i) the waiver of the Company’s obligation to effect any redemption of the Existing Notes as a result of the consummation of a New Proposed Offering (as defined in the Waiver Agreement) applies only to the extent the redemption right arises from the occurrence of a Financing (as defined in the June Notes) occurring between July 11, 2018 and July 17, 2018; (ii) the number of shares permitted to be offered in the New Proposed Offering was reduced; (iii) the number of shares required to be reserved for issuance upon conversion of the November Notes was increased; (iv) the reduction in the number of shares (the “Reduction Shares”) required to be reserved upon conversion of the November Notes ends when stockholders approve either an increase in the authorized shares of common stock or a reverse stock split of the common stock, and if the Reduction Shares are not issued prior to close of market on July 17, 2018, the Reduction Shares that are not issued shall be restored to (and increase) the reserve for the November Notes; and (v) the deferral of the right that the holders of the Existing Notes may have to adjust the Conversion Price (as defined in the applicable Existing Note) of such Existing Notes solely as a result of the issuance of securities in the New Proposed Offering until the fourth trading day after the time of the pricing of the New Proposed Offering provided in the Waiver Agreement was eliminated.

Demand Note

On July 13, 2018 the Company issued a demand note (the “Demand Note”) to the Holder in the principal amount of $6,806,849.55, which includes $5.0 million in cash borrowed by the Company from the Holder and $1,806,849.55 required to be paid by the Company to the Holder pursuant to a partial redemption of the June Notes held by the Holder. The Demand Note bears interest on the unpaid principal amount at the rate of 10.0% per year. The Holder may make a demand for full payment of the Demand Note from and after July 17, 2018. Upon demand, the Company is also required to pay to the Holder any sum required to cover the costs and expenses incurred by the Holder in connection with the drafting and negotiation of the Demand Note as well as all costs and expenses of any enforcement or collection of the Demand Note, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. All proceeds received by the Company under its outstanding at-the-market offering (the “ATM Offering”) pursuant to the Equity Distribution Agreement dated as of April 18, 2018 (the “Equity Distribution Agreement”) between the Company and Canaccord Genuity LLC must be used to repay the Demand Note. The Demand Note and all accrued interest may be prepaid by the Company without penalty. With the agreement of the Holder, principal and interest accrued on the Demand Note may be applied to all, or any part, of the purchase price of securities to be issued upon the consummation, after July 13, 2018, of an offering of securities by the Company to the Holder. Any amount of principal or other amounts due which is not paid when due will result in a late charge being incurred and payable by the Company to the Holder in an amount equal to interest on such amount at the rate of 15% per year from the date such amount was due until the same is paid in full.

The $5.0 million cash proceeds received from the Demand Note will be used by the Company to pay the Company’s merchant and fulfillment processors.

MoviePass will execute a guaranty (the “MoviePass Demand Note Guaranty”) pursuant to which MoviePass guarantees the punctual payment of the Demand Note, including, without limitation, all principal, interest and other amounts that accrue after the commencement of any insolvency proceeding of the Company or MoviePass, whether or not the payment of such interest and/or other amounts are enforceable or are allowable and agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Holder in enforcing any rights under the MoviePass Demand Note Guaranty or the Demand Note.

The above discussion does not purport to be a complete description of the Waiver Agreement or the Demand Note described in this Current Report on Form 8-K (this “Current Report”) and it is qualified in its entirety by reference to the full text of the Waiver Agreement and the Form of Demand Note, which are attached as exhibits to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report regarding the Note is hereby incorporated by reference into this Item 2.03.

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Item 8.01 Other Events.

The Company announced today that it has postponed its proposed public offering of shares of its common stock and warrants to purchase shares of its common stock previously announced on July 10, 2018, pending the Nasdaq Capital Market completing its review of the Company’s listing of additional shares notification submitted in connection with the offering and an evaluation of market conditions at such time.

The following is an update to the disclosure made by the Company under Item 7.01 of its Current Report on Form 8-K filed on June 21, 2018.

As of June 30, 2018, we had approximately $13.7 million in available cash and approximately $32.2 million on deposit with our merchant and fulfillment processors for a total of approximately $45.9 million. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2018. Our average monthly cash deficit has been approximately $26.9 million per month from September 30, 2017 to June 30, 2018 inclusive of our processor deposits. Due to our greater than anticipated subscriber growth in June 2018, our cash deficit for the month of June 2018 is expected to be approximately $45.0 million and we anticipate our cash deficit for the month of July 2018 will be at least $45.0 million due to significant subscriber growth, increased theater attendance during the summer months and strong box office results of recently released films. As the MoviePass subscriber base increases rapidly, and as we increase our investments in movies through MoviePass Ventures and MoviePass Films, and make other acquisitions, our monthly cash deficit will continue to increase in the coming months.

We will continue to require significant proceeds from sales of our debt or equity securities, including common stock pursuant to our ATM Offering, among other sources of capital. Furthermore, to the extent we use any net proceeds from sales of our securities for acquisitions of other businesses or financial interests in additional movies (through our subsidiaries, MoviePass Ventures or MoviePass Films), we will need additional capital to offset our monthly cash deficit to the extent resulting from those further investments. For these reasons, on July 2, 2018, the Company filed, and on July 5, 2018, the Securities and Exchange Commission declared effective, a registration statement on Form S-3 for a maximum offering amount of $1.2 billion of our debt and equity securities.

Beginning May 9, 2018 and through July 5, 2018, the Company has issued shares of common stock in the ATM Offering pursuant to the Equity Distribution Agreement, and its November 2017 convertible notes following receipt of prepayments under corresponding November 2017 investor notes. Accordingly, during the period from May 9, 2018 through July 9, 2018, the Company has issued approximately 111.6 million shares of its common stock and received gross cash proceeds of approximately $57.1 million from sales of its common stock pursuant to the Equity Distribution Agreement. In addition, during the same period, the Company received gross proceeds of approximately $28.1 million with respect to funding of the November 2017 investor notes and issued approximately 69.8 million shares with respect to the conversion of its November 2017 convertible notes inclusive of shares related to the make-whole interest provisions of those notes.

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Our access to additional equity capital will depend, in part, on our ability to obtain the requisite stockholder approval at a special meeting of stockholders, as described in our definitive proxy statement filed with the SEC on July 5, 2018, to increase our authorized common stock, to effect a reverse stock split and to issue shares of common stock pursuant to the convertible notes we issued to an institutional investor in January 2018 (the “Special Meeting Proposals”). As of July 10, 2018, we had 268,749,677 shares outstanding out of our currently authorized 500,000,000 shares of common stock. If we are unable to obtain the requisite stockholder approval of the Special Meeting Proposals, our access to additional equity capital, including through our ATM Offering, will be significantly diminished, until or unless we are able to obtain such approval. In that case, we would be reliant on seeking non-convertible debt capital, which may not be available on acceptable terms, if at all, or voluntary prepayments from our institutional investors under the investor notes payable to us that we hold totaling $226 million in aggregate principal amount.

If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned growth or otherwise alter our business model, objectives and operations, which could harm our business, financial condition and operating results.

Forward Looking Statements

All statements in this Current Report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Forward-looking statements include, but are not limited to, statements regarding our expectations and beliefs regarding the future growth of MoviePass and our monthly cash deficits. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some, but not all, of these risks include, among other things: our capital requirements and whether or not we will be able to raise capital as needed; our ability to obtain the requisite stockholder approval to increase our authorized common stock, effect a reverse split and issue shares pursuant to our January 2018 convertible notes; an increase in MoviePass subscriber usage rates; an increase MoviePass’ cost per ticket; our ability to continue to obtain cost savings from technological measures we implement to promote the fair use of the MoviePass subscription product; our ability to successfully develop the business model of MoviePass; our ability to integrate the operations of MoviePass and other acquired businesses into our operation; our ability to retain our existing clients and market and sell our services to new clients; and the risk factors set forth in the periodic reports we file with the Securities and Exchange Commission including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent quarterly reports.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy our common stock, nor will there be any sale of our common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. A final prospectus supplement dated April 18, 2018 and accompanying prospectus relating to the offering of common stock pursuant to the Equity Distribution Agreement with Canaccord Genuity has been filed with the SEC and is available for free on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the quarter ended March 31, 2018 are included in the Registration Statement on Form S-3 under the heading “Unaudited Pro Forma Financial Information” filed with the SEC on July 2, 2018, and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
4.1*	Demand Promissory Note.

10.1*	Amendment No. 1 to Waiver Agreement dated July 13, 2018 between the Company and the investor signatory thereto.

99.1	Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2017 and for the quarter ended March 31, 2018 (incorporated by reference from the Registration Statement on Form S-3 under the heading “Unaudited Pro Forma Financial Information” filed with the SEC on July 2, 2018).

*filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name:	Theodore Farnsworth
Title:	Chief Executive Officer

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